Exhibit 99.1

1047 Elwell Court, Palo Alto CA 94303 USA Tel (US): +1 (650) 390 9000 Tel (AU): 1-800-778-662 Fax: +1 650 390 9007 www.airxpanders.com

25 January 2018

Appendix 4C – Quarterly Cash Flow Report and Business Update

Highlights for the quarter ended 31 December 2017

●	Net revenue increased to US$1.8 million compared to US$0.2 million in Q4 2016; driven by U.S. and Australia sales growth
●	U.S. unit sales grew 56% compared to Q3 2017
●	AeroForm available in more than one hundred and forty (140) hospitals across the US
●	Cash and short-term investments balance as of 31 December 2017 of US$22.6 million

Palo Alto, CA, United States – AirXpanders, Inc. (ASX: AXP), a medical device company focused on the design, manufacture, sale and distribution of the AeroForm® Tissue Expander System, today released its Appendix 4C – Quarterly Cash Flow report for the quarter ended 31 December 2017.

Net revenue performance for the quarter and the fiscal year was as follows:

(US$ in ‘000, unaudited)	Q4 2017	Q4 2016	% Growth
Net revenue	$1,789	$195	817%
Units Sold	693	107	548%

(US$ in ‘000, unaudited)	FY 2017	FY 2016	% Growth
Net revenue	$3,905	$570	585%
Units Sold	1,563	311	403%

Worldwide unit sales of the AeroForm Tissue Expander grew to 693 units in the fourth quarter of 2017, an increase from 459 units in the third quarter of 2017. This was driven by continued acceleration of the Company’s market release of AeroForm in the United States in the fourth quarter of 2017, with net unit sales of 570 units, compared to 366 units in the third quarter of 2017, an increase of 56%.  In Australia, unit sales were 123 units, an increase of 32% over the third quarter of 2017 and 15% over the fourth quarter of 2016. Worldwide revenue growth in the fourth quarter continued to outpace unit growth due to the additive impact of higher average unit selling prices (ASPs) in the United States.

For the year ended 31 December 2017, net revenue for the Company totalled US$3.9 million with unit sales of 1,563.  Of this amount, U.S. net revenue totalled US$3.1 million with unit sales of 1,143 reflective of strong average selling price in the first year of commercialization for this market.

“Our fourth quarter and full year sales results are reflective of our continued success since the launch of AeroForm in the U.S. market in early 2017. The increase in revenue and unit sales over the third quarter of 2017 was driven both by new physicians performing their initial cases and increased utilization by physicians who have been using the product since our US launch earlier this year. AeroForm is now available in over 140 hospitals throughout the United States,” said Scott Dodson,

President and CEO of AirXpanders. “In these early days of commercialisation, it appears that, on average, the longer a surgeon has used AeroForm, the more they use it.”

"We are proud of our many achievements throughout 2017, including building and training our U.S. sales force, obtaining FDA approval for the latest version of the AeroForm, successfully completing   our manufacturing transfer to Medplast in Costa Rica, and quickly growing our US unit sales to a run-rate of several thousand units per annum based on fourth quarter unit sales. We are excited at the prospects of delivering continued growth in 2018.”

The Company had total cash and short-term investment balances of US$22.5 million as of 31 December 2017. Short-term investments consist of highly liquid, U.S. Treasury securities. Cash outflow for operating activities during the quarter was US$7.3 million, compared to US$9.8 million in the previous quarter. This decrease of US$2.5 million was primarily attributable to a decrease in the Company's rate of build of inventory as compared to the third quarter of 2017, in addition to higher receipts.

Investor Conference Call

An investor conference call to discuss the Appendix 4C and Quarterly Update will be held on Thursday 25 January 2018 9:00am AEDT (Wednesday 24 January 2018 2:00pm PST). An archived version of the webcast will be available in the Investor section of the company's website at www.airxpanders.com, until the posting of the next webcast.

For those who have pre-registered for the call – please use the pin and dial in provided in your email, alternatively you may use the following dial in details.

Conference ID: 612 104

Conference Call Toll-Free Access Numbers

Australia Toll Free:	1 800 558 698
Alternate Australia Toll Free:	1 800 809 971

Australia Local:	02 9007 3187	New Zealand Toll Free:	0800 453 055
NZ Local (Auckland):	09 929 1687	NZ Local (Wellington):	04 974 7738
NZ Local (Christchurch):	03 974 2632	China Wide:	4001 200 659
Belgium:	0800 72 111	Canada:	1855 8811 339
France:	0800 913 848	Germany:	0800 182 7617
Hong Kong:	800 966 806	India:	0008 0010 08443
Indonesia:	001 803 019 3275	Ireland:	1800 948 625
Italy:	800 793 500	Japan:	0053 116 1281
Malaysia:	1800 816 294	Philippines:	1800 1110 1462
Norway:	800 69 950	South Korea:	00 798 142 063 275
Singapore:	800 101 2785	South Africa:	0800 999 976
Sweden:	020 791 959	Taiwan:	008 0112 7397
Switzerland:	0800 820 030	UAE:	8000 3570 2705
Thailand:	001800 156 206 3275	United States:	(855) 881 1339
United Kingdom:	0800 051 8245	US Local (Los Angeles):	(909) 235 4020
US Local (New York):	(914) 202 3258
US Local (Chicago):	(815) 373 2080

- ENDS -

Company	Investor relations
Scott Dodson President & CEO Tel: +1 (650)-390-9008 Email: sdodson@airxpanders.com	Kyahn Williamson WE Buchan Tel: +61 (3) 9866 4722 / + 61 (0)401018828 Email: kwilliamson@we-buchan.com

About AirXpanders

Founded in 2005, AirXpanders, Inc. (www.airxpanders.com) designs, manufactures and markets innovative medical devices to improve breast reconstruction. The Company’s AeroForm Tissue Expander System, is used in patients undergoing two-stage breast reconstruction following mastectomy. Headquartered in Palo Alto, California, AirXpanders’ vision is to be the global leader in reconstructive surgery products and to become the standard of care in two-stage breast reconstruction. AirXpanders is a publically listed Company on the Australian Securities Exchange under the symbol “AXP.” AeroForm was granted U.S. FDA de novo marketing authorization in 2016, first CE mark in Europe in 2012 and is currently licensed for sale in Australia.

Forward-Looking Statements

This announcement contains or may contain forward-looking statements that are based on management’s beliefs, assumptions and expectations and on information currently available to management.

All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. These include, without limitation, prospects of continued growth and commercial success in 2018, commercial success of our U.S launch, the success of our sales personnel in on-boarding and training physicians, continued acceptance and increased utilization of AeroForm by physicians; the clinical benefits to physicians and patients, the ability of our third-party contract manufacturer to produce our product in greater capacity and at lower gross margins, and the prospects for continued growth in the near term.

Management believes that these forward-looking statements are reasonable when made. You should not place undue reliance on forward-looking statements because they speak only as of the date when made. AirXpanders may not actually achieve the plans, projections or expectations disclosed in forward-looking statements. Actual results, developments or events could differ materially from those disclosed in the forward-looking statements. For additional information and considerations regarding the risks faced by AirXpanders that could cause actual results to differ materially, see its most recent Quarterly Report on Form 10-Q, as filed with the Securities and Exchange Commission on November 3, 2017, including under the caption "Risk Factors," as well as other periodic reports filed with the SEC from time to time. AirXpanders disclaims any obligation to update information contained in any forward-looking statement, except as required by law.

For more information, refer to the Company’s website at www.airxpanders.com.

Appendix 4C

Quarterly report for entities subject to Listing Rule 4.7B

Introduced 31/03/00 Amended 30/09/01, 24/10/05, 17/12/10, 01/09/16

Name of entity
AirXpanders Inc
ABN	Quarter ended (“current quarter”)
28 604 398 423	December 31, 2017

Consolidated statement of cash flows		Current quarter Q4 US$ ’000	Year to date 12 Months US$ ’000
1.	Cash flows from operating activities	1,370	2,845
1.1	Receipts from customers
1.2	Payments for	(703)	(3,206)
	(a) research and development
	(b) product manufacturing and operating costs	(2,065)	(7,805)
	(c) advertising and marketing	(834)	(2,878)
	(d) leased assets	-	-
	(e) staff costs	(4,379)	(16,624)
	(f) administration and corporate costs	(719)	(4,521)
1.3	Dividends received (see note 3)
1.4	Interest received	67	184
1.5	Interest and other costs of finance paid	(322)	(445)
1.6	Income taxes paid	-	-
1.7	Government grants and tax incentives	-	-
1.8	Other (provide details if material)	-	-
1.9	Net cash from / (used in) operating activities (1)	(7,585)	(32,450)
(1) Includes approximately $2.2 million and $10.0 million of an increase in inventory in the current quarter and year to date, respectively.
2.	Cash flows from investing activities	(609)	(2,587)
2.1	Payments to acquire:
	(a) property, plant and equipment
	(b) businesses (see item 10)	-	-
	(c) investments *	(7,039)	(31,992)
	(d) intellectual property	-	-
	(e) other non-current assets	-	-

Consolidated statement of cash flows		Current quarter Q4 US$ ’000	Year to date 12 Months US$ ’000
2.2	Proceeds from disposal of:	-	-
	(a) property, plant and equipment
	(b) businesses (see item 10)	-	-
	(c) investments*	9,572	13,564
	(d) intellectual property	-	-
	(e) other non-current assets	-	-
2.3	Cash flows from loans to other entities	-	-
2.4	Dividends received (see note 3)	-	-
2.5	Other (provide details if material)	-	-
2.6	Net cash from / (used in) investing activities	1,924	(21,015)
*Represents purchases and maturities of short term investments consisting of highly liquid, U.S. Treasury securities.
3.	Cash flows from financing activities
3.1	Proceeds from issues of shares	-	34,110
3.2	Proceeds from issue of convertible notes	-	-
3.3	Proceeds from exercise of share options	9	63
3.4	Transaction costs related to issues of shares, convertible notes or options	-	(1,462)
3.5	Proceeds from borrowings	-	15,000
3.6	Repayment of borrowings	-	(1,272)
3.7	Transaction costs related to loans and borrowings	(62)	(289)
3.8	Dividends paid	-	-
3.9	Other (provide details if material)	-	-
3.10	Net cash from / (used in) financing activities	(53)	46,150

4.	Net increase / (decrease) in cash and cash equivalents for the period	9,876	11,477
4.1	Cash and cash equivalents at beginning of quarter/year to date
4.2	Net cash from / (used in) operating activities (item 1.9 above)	(7,585)	(32,450)
4.3	Net cash from / (used in) investing activities (item 2.6 above)	1,924	(21,015)
4.4	Net cash from / (used in) financing activities (item 3.10 above)	(53)	46,150
4.5	Effect of movement in exchange rates on cash held	-	-
4.6	Cash and cash equivalents at end of quarter	4,162	4,162

5.	Reconciliation of cash and cash equivalents at the end of the quarter (as shown in the consolidated statement of cash flows) to the related items in the accounts	Current quarter US$’000	Previous quarter US$’000
5.1	Bank balances	4,162	9,875
5.2	Call deposits	-	-
5.3	Bank overdrafts	-	-
5.4	Other (provide details)	-	-
5.5	Cash and cash equivalents at end of quarter (should equal item 4.6 above) #	4,162	9,875

# The Company had short term investments of $18.4 million as of December 31, 2017, consisting of highly liquid, U.S. Treasury securities.

6.	Payments to directors of the entity and their associates	Current quarter US$'000
6.1	Aggregate amount of payments to these parties included in item 1.2	58
6.2	Aggregate amount of cash flow from loans to these parties included in item 2.3	-
6.3	Include below any explanation necessary to understand the transactions included in items 6.1 and 6.2
Payments represent remuneration paid to the Board of Directors.

7.	Payments to related entities of the entity and their associates	Current quarter US$'000
7.1	Aggregate amount of payments to these parties included in item 1.2	-
7.2	Aggregate amount of cash flow from loans to these parties included in item 2.3	-
7.3	Include below any explanation necessary to understand the transactions included in items 7.1 and 7.2

8.	Financing facilities available Add notes as necessary for an understanding of the position	Total facility amount at quarter end US$’000	Amount drawn at quarter end US$’000
8.1	Loan facilities	$15,117	$15,000
8.2	Credit standby arrangements	-	-
8.3	Other (please specify)	-	-
8.4

Include below a description of each facility above, including the lender, interest rate and whether it is secured or unsecured. If any additional facilities have been entered into or are proposed to be entered into after quarter end, include details of those facilities as well.

In January 2014, the Company borrowed $3,500,000 under a loan and security agreement with a financial institution which matures in July 2017. The loan was paid in full at maturity in July 2017. No amounts are available to borrow under the agreement.

In August 2017, the Company borrowed $15,000,000 under a loan and security agreement with Oxford Finance LLC, or Oxford, which matures in August 2022. Interest is paid monthly on the principal amount at a variable rate equal to the greater of (a) the thirty day LIBOR rate, or (b) 0.99%, plus 7.26% per annum. The loan is secured by substantially all of our assets, excluding intellectual property, which is subject to a negative pledge in favor of Oxford. Under the terms of the agreement, interest-only payments are due monthly through September 2019, with principal payments commencing in October 2019, due in 35 equal monthly installments. If we are in compliance with certain financial milestones, the interest-only payments can be extended by twelve months through September 2020, in which case the principal payments would commence in October 2020, due in 23 equal monthly installments. A final fee of $1,200,000 is due at maturity (or acceleration or prepayment). Subject to a prepayment fee equal to between 0.5% to 2.0% of the principal amount of the prepaid amount, we can prepay the entire loan amount by providing a written five-day notice prior to such prepayment and paying all outstanding principal, interest, final payment fees and prepayment fees plus any default fees and all other sums that shall have become due and payable. In connection with the loan and security agreement, we granted warrants to Oxford for the purchase of 277,778 shares of common stock at $1.62 per share.

Total facility amount as of December 31, 2017 of $15,117,000 includes a prorata accrual of final fee of $1,200,000 described above. This amount excludes the discount recorded related to the transaction fees and fair value of warrant issued in conjunction with the loan.

9.	Estimated cash outflows for next quarter	US$’000
9.1	Research and development	(700)
9.2	Product manufacturing and operating costs	(1,800)
9.3	Advertising and marketing	(800)
9.4	Leased assets
9.5	Staff costs	(4,500)
9.6	Administration and corporate costs	(800)
9.7	Other (provide details if material) - Payments for property, plant and equipment - Repayment of borrowings	(150) (320)
9.8	Total estimated cash outflows	(9,070)

10.	Acquisitions and disposals of business entities (items 2.1(b) and 2.2(b) above)	Acquisitions	Disposals
10.1	Name of entity	N /A	N/A
10.2	Place of incorporation or registration
10.3	Consideration for acquisition or disposal
10.4	Total net assets
10.5	Nature of business

Compliance statement

1	This statement has been prepared in accordance with accounting standards and policies which comply with Listing Rule 19.11A.
2	This statement gives a true and fair view of the matters disclosed.

Sign here:      /s/ Brendan Case                                Date: 25 January 2018 (Australia Time)

(Company secretary)

Print name:    Brendan Case

Notes

1.

The quarterly report provides a basis for informing the market how the entity’s activities have been financed for the past quarter and the effect on its cash position. An entity that wishes to disclose additional information is encouraged to do so, in a note or notes included in or attached to this report.

2.

If this quarterly report has been prepared in accordance with Australian Accounting Standards, the definitions in, and provisions of, AASB 107: Statement of Cash Flows apply to this report. If this quarterly report has been prepared in accordance with other accounting standards agreed by ASX pursuant to Listing Rule 19.11A, the corresponding equivalent standard applies to this report.

3.	Dividends received may be classified either as cash flows from operating activities or cash flows from investing activities, depending on the accounting policy of the entity.